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                                                                    EXHIBIT 3.20


                            ARTICLES OF INCORPORATION

                                       OF

                  EMMIS SOUTH AMERICA BROADCASTING CORPORATION

                                    * * * * *

FIRST: THAT THE NAME OF THE CORPORATION IS EMMIS SOUTH AMERICA BROADCASTING CORPORATION.

SECOND: THE PURPOSE OF THIS CORPORATION IS TO ENGAGE IN ANY LAWFUL ACT ACTIVITY FOR WHICH A CORPORATION MAY BE ORGANIZED UNDER THE GENERAL CORPORATION LAW OF CALIFORNIA OTHER THAN THE BANKING BUSINESS, THE TRUST COMPANY BUSINESS OR THE PRACTICE OF A PROFESSION PERMITTED TO BE INCORPORATED BY THE CALIFORNIA CORPORATION CODE.

THIRD: THE NAME OF THIS CORPORATION'S INITIAL AGENT FOR SERVICE OF PROCESS ON THE STATE OF CALIFORNIA IS:

           C T CORPORATION SYSTEM

FOURTH: THIS CORPORATION IS AUTHORIZED TO ISSUE ONLY ONE CLASS OF SHARES OF STOCK; AND THE TOTAL NUMBER OF SHARES WHICH THIS CORPORATION IS AUTHORIZED TO ISSUE IS ONE THOUSAND (1,000) WITH NO PAR VALUE EACH.

FIFTH: THE NAME AND ADDRESS OF EACH PERSON APPOINTED TO ACT AS INITIAL DIRECTOR IS AS FOLLOWS:

                  NAME                               ADDRESS

                  JEFFREY H.  SMULYAN                ONE EMMIS PLAZA
                                                     40 MONUMENT CIRCLE
                                                     SUITE 700
                                                     INDIANAPOLIS, IN 46204

         IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED THESE ARTICLES THIS 2ND DAY OF SEPTEMBER, 1999.


                                                 /S/ DAVID L. WILLS
                                              -------------------------------
                                              (SIGNATURE OF INCORPORATOR)

                                              DAVID L.  WILLS
                                              (TYPED NAME OF INCORPORATOR)